Ensco plc
Substitute Power of Attorney
Pursuant to the powers of attorney, copies of which were previously filed with the Securities and Exchange Commission (the "SEC") on the dates listed below (collectively, the "Powers of Attorney"), each of the following directors of Ensco plc, a public limited company organized under the laws of England and Wales (the "Company"), on the dates indicated below next to such director's name, appointed Elizabeth A. Cook as such director's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do and perform every act whatsoever necessary or desirable to be done in the exercise of the rights and powers granted in the Power of Attorney executed by such director:

Name            Executed    Filed with SEC
James Roderick Clark    July 9, 2013    June 4, 2014
Roxanne J. Decyk    June 4, 2013    June 5, 2013
Mary Francis        June 5, 2013    June 5, 2013
C. Christopher Gaut    July 25, 2013    June 4, 2014
Gerald W. Haddock    July 11, 2013    December 11, 2013
Francis S. Kalman    July 18, 2013    June 4, 2014
Keith O. Rattie        August 29, 2013    June 4, 2014
Paul E. Rowsey, III    July 26, 2013    June 4, 2014

The undersigned, pursuant to the powers granted in the Powers of Attorney, hereby constitutes and appoints Davor S. Vukadin as substitute to the undersigned attorney-in-fact, with full power and authority to do and perform every act without any other and with full power of substitution and resubstitution, to exercise and execute all of the powers granted to the undersigned in the Powers of Attorney.  For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned in the Powers of Attorney.

This Substitute Power of Attorney shall remain in full force and effect with respect to each individual listed above, until the underlying Power of Attorney is revoked or terminated, unless earlier revoked by the undersigned in a signed writing.

IN WITNESS THEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of this 29th day of May, 2015.

By: /s/ Elizabeth A. Cook

Name: Elizabeth A. Cook
Title: Attorney-in-Fact